Exhibit 99.1

TMC Announces Corporate Update on Expected Timeline, Application Costs and Production Capacity Following Part II of the 28th Session of the International Seabed Authority

NEW YORK, Aug. 1, 2023 — TMC the metals company Inc. (Nasdaq: TMC) (“TMC” or “the Company”), an explorer of lower-impact battery metals from seafloor polymetallic nodules, today provided a corporate update on expected development timeline, production capacity and application costs for its NORI-D Nodule Project following the recent International Seabed Authority (ISA) Council decisions on a roadmap to deliver final rules, regulations and procedures, also known as the Mining Code.

Update Highlights:

•	TMC subsidiary Nauru Ocean Resources Inc. (NORI) intends to submit an application to the ISA for an exploitation contract for NORI Area D following the July 2024 meeting of the ISA. Assuming a one-year review process, NORI expects to be in production in the fourth quarter of 2025.

•	NORI and strategic partner Allseas plan for an increased production capacity for the Project Zero Offshore System, using the Hidden Gem vessel, from an estimated 1.3 million wet tonnes to an estimated 3.0 million wet tonnes per annum, an increase of 130%, including an additional 15-meter-wide collector vehicle, a wider diameter riser pipe, larger compressor spread, and improvements to the system designed to further mitigate its environmental impacts.

•	The Company estimates that it will require $60 to 70 million of additional cash to submit an application for an exploitation contract following the July 2024 meeting of the ISA.

•	TMC had $20M cash on hand and an undrawn $25M unsecured credit facility as of June 30th 2023. Allseas has agreed to extend the maturity date of the $25 million unsecured credit facility provided to the Company through November 30, 2024 on the same terms. In addition, on August 1, 2023, the Company and Allseas entered into an Exclusive Vessel Use Agreement which will give the Company exclusive use of the Hidden Gem in support of the development of the Project Zero Offshore System with 4.15 million common shares to be issued to Allseas as consideration.

Gerard Barron, TMC Chairman and CEO, commented: “While we were pleased to see the high level of motivation and collaboration among the ISA Members who made significant progress in Kingston this month, it is clear the Parties need more time to fulfill their legal obligation of delivering the Mining Code. After carefully listening during the last three weeks of ISA meetings, NORI now intends to submit an application following the July 2024 ISA session, which gives us more time to strengthen our environmental dataset while providing time for three more Council sessions and intersessional work. NORI will monitor closely the progress that the Council makes over the next three meetings. As a lean and capital-light enterprise with supportive strategic partners like Allseas, who is taking advantage of the additional time to improve the system’s annual production capacity and reduce its environmental impacts further, TMC and NORI are prepared to work within the ISA’s new roadmap. We are pleased to see the ISA’s reiteration of their obligation to consider a plan of work when we are ready to lodge it in consultation with our sponsoring state. Meanwhile, our teams continue work on the scientific evidence to support NORI’s application and we will include a campaign to revisit the site of last year’s pilot collection trials in the Clarion Clipperton Zone to further bolster our environmental knowledge. We will continue to share this data openly, with the entire world.”

Increased Production Capacity for Project Zero

Following the successful integrated system trials in 2022 where over 3,000 tonnes of nodules were lifted from seafloor to surface, TMC subsidiary NORI and its offshore partner and shareholder Allseas are now planning to increase the production capacity of the Project Zero Offshore System from an estimated 1.3 million wet tonnes per annum to an estimated 3.0 million wet tonnes per annum, a potential increase of 130%. Alongside upgrades to the pilot collector vehicle tested last year, the system is expected to include an additional 15-meter-wide collector vehicle, a wider diameter riser pipe, a larger compressor spread and improvements to the system to further mitigate its environmental impacts.

Capacity is expected to be increased in a phased approach based on ongoing environmental monitoring conducted in accordance with the Environmental Management and Monitoring Program (EMMP) and Adaptive Management System (AMS) to ensure ramp-up occurs within environmental thresholds in a plan designed to minimize up-front capital expenditure requirements and manage operational risk.

Allseas has agreed to extend the maturity date of the $25 million unsecured credit facility provided to the Company through November 30, 2024 on the same terms as the existing credit facility. In addition, on August 1, 2023 the Company and Allseas entered into an Exclusive Vessel Use Agreement pursuant to which Allseas will give exclusive use of the Hidden Gem to the Company in support of the development of the Project Zero Offshore System with 4.15 million common shares issued to Allseas as consideration.

Finalizing NORI-D Application

After listening carefully during the recent ISA meetings, NORI intends to submit an application to the ISA for an exploitation contract for its NORI Area D following the July 2024 session, by which time the ISA would have concluded three additional ISA Council sessions while continuing with intersessional working groups.

Following feedback received from the ISA’s Legal and Technical Commission (LTC), NORI will further add to its growing body of environmental data by conducting a new post-collection test campaign this year, a campaign which was originally slated to be part of NORI’s Environmental Management & Monitoring Plan (EMMP) post application, which the Company believes will strengthen the quality of NORI’s Environmental Impact Statement (EIS) and EMMP by providing additional information on the environmental regeneration of the collection test area. Based on observations during the 2022 post-collection test monitoring campaign as well as information shared by other contractors, NORI expects that the results of this additional campaign will further enhance the quality of its application.

Consistent with NORI’s rights under the United Nations Convention on the Law of the Sea (UNCLOS), and the 1994 Agreement relating to the Implementation of Part XI of UNCLOS (the Agreement), NORI reserves its right to submit an application for a plan of work for exploitation, which will be included as part of the application for an exploitation contract, prior to the ISA’s provisional adoption and approval of the Mining Code, the possibility of which was recognized in the ISA Council decisions ISBA/28/C/24 and ISBA/28/C/25, and to have that application considered and provisionally approved pursuant to Section 1, Paragraph 15 of the Annex to the Agreement.

Assuming a one-year review process for an application, NORI expects to be in production in the fourth quarter of 2025.

Financial Position

The Company estimates that it will require $60 to 70 million of cash in addition to the $20 million cash on hand as of June 30, 2023 (but not including potential drawdown on the existing Allseas credit facility) to submit an application for an exploitation contract for NORI Area D following the July 2024 meeting of the ISA. This estimate includes, among other things, the expected costs of:

•	The environmental and social impact assessment (ESIA), including a post-collection test monitoring campaign

•	Pre-feasibility studies

•	Non-recurring engineering and project management on the Project Zero Offshore System

•	Layup costs for the Hidden Gem

•	Regulatory and legal costs

•	Payroll and other general corporate matters

•	This estimate is exclusive of costs expected to be spent subsequent to submission of the application for an exploitation contract on more detailed feasibility estimates and to progress Project Zero Offshore System development.

•	The Company expects to refine its expected cash needs to prepare for potential commercialization following the time NORI submits its application to the ISA for an exploitation contract after it finalizes its planned definitive agreement with Allseas.

Current liquidity and capital resources as of June 30, 2023:

•	Cash balance of $20 million,

•	$25 million unsecured credit facility with an affiliate of Allseas, which remains undrawn today,

•	$30 million at-the-market equity program (ATM), which remains unused today, and

•	$100 million effective universal “shelf” registration statement pursuant to which the Company may issue securities, including the $30 million common shares issuable under the ATM.

About The Metals Company

The Metals Company is an explorer of lower-impact battery metals from seafloor polymetallic nodules, on a dual mission: (1) supply metals for the clean energy transition with the least possible negative environmental and social impact and (2) accelerate the transition to a circular metal economy. The Company through its subsidiaries holds exploration and commercial rights to three polymetallic nodule contract areas in the Clarion Clipperton Zone of the Pacific Ocean regulated by the International Seabed Authority and sponsored by the governments of Nauru, Kiribati and the Kingdom of Tonga.

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Forward-Looking Statements

This press release contains “forward-looking” statements and information within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements concerning: the Company’s financial closing procedures; the Company’s financing plans; the Company’s expectations for the development of the Project Zero Offshore System, including the design, upgrades, cost, production capacity and timeline for completion; the expected terms and timing of a definitive agreement with Allseas; the timing of when the Company expects to submit an application to the ISA for an exploitation contract which will include a plan of work for exploitation; the estimated additional cash needed to be to submit an application to the ISA for an exploitation contract; the adoption of the final Mining Code by the ISA and the timing thereof; the Company’s plans to submit to the ISA an application for an exploitation contract and the plan of work for exploitation included therein; and the anticipated timing of the Company’s first commercial production of nodules from NORI Area D. The Company may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including, among other things: the Company’s strategies and future financial performance; the ISA’s ability to timely adopt the Mining Code and/or willingness to review and/or approve a plan of work for exploitation under UNCLOS; the Company’s ability to obtain exploitation contracts or approved plans of work for exploitation for its areas in the Clarion Clipperton Zone; regulatory uncertainties and the impact of government regulation and political instability on the Company’s resource activities; changes to any of the laws, rules, regulations or policies to which the Company is subject, including the terms of the final Mining Code, if any, adopted by ISA and the potential timing thereof; the impact of extensive and costly environmental requirements on the Company’s operations; environmental liabilities; the impact of polymetallic nodule collection on biodiversity in the Clarion Clipperton Zone and recovery rates of impacted ecosystems; the Company’s ability to develop minerals in sufficient grade or quantities to justify commercial operations; the lack of development of seafloor polymetallic nodule deposit; the Company’s ability to successfully enter into binding agreements with Allseas and other parties in which it is in discussions, if any,; uncertainty in the estimates for mineral resource calculations from certain contract areas and for the grade and quality of polymetallic nodule deposits; risks associated with natural hazards; uncertainty with respect to the specialized treatment and processing of polymetallic nodules that the Company may recover; risks associated with collective, development and processing operations, including with respect to the development of onshore processing capabilities and capacity and Allseas’ expected development efforts with respect to the Project Zero Offshore System; the Company’s dependence on Allseas; fluctuations in transportation costs; fluctuations in metals prices; testing and manufacturing of equipment; risks associated with the Company’s limited operating history, limited cash resources and need for additional financing;; risks associated with the Company’s intellectual property; Low Carbon Royalties’ limited operating history and other risks and uncertainties, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, that are described in greater detail in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 27, 2023, as well as in other filings the Company may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.